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                                                                  EXHIBIT 10.44

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        This Amendment No. 1 to Employment Agreement is made as of November 12, 1996, by and between GT Bicycles, Inc., a Delaware corporation (the "Company"), as the successor of GTB Acquisition Corporation, a Delaware corporation and Michael C. Haynes (the "Executive").

                                    RECITALS

        A. The Company and the Executive entered into an Employment Agreement dated as of September 27, 1993.

        B. The Company and Executive desire to amend the Employment Agreement as provided herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

        1. Section 4.1 of the Employment Agreement is hereby amended to read in full as follows:

                "4.1    Base Salary.  During the term hereof, the Company shall
        pay the Executive a base salary at the rate of $312,000 per annum, effective as of October 1, 1996. For fiscal years beginning after December 31, 1996, such annual rate shall be increased by an amount equal to (i) base salary for the preceding fiscal year multiplied by
        (ii) the greater of two and three-fifths percent (2.6%) or fifty percent (50%) of the percentage increase, if any, during the preceding calendar year in the Consumer Price Index maintained for the standard metropolitan statistical area, including or closest to Orange County, California. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary," and shall be payable in accordance with the payroll practices of the Company for its executives."

        2. Except as modified as provided herein, the Employment Agreement shall continue in full force and effect according to the terms thereof.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and year first above written.

                                        GT BICYCLES, INC.


                                        By:________________________________

                                        Its:_______________________________


                                        ___________________________________
                                        Michael C. Haynes